                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                                WRP Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

  Shefsky & Froelich Ltd., Suite 2500, 444 N. Michigan Ave., Chicago, IL 60611
                            Attn: Dennis B. O'Boyle
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                                 WRP CORPORATION
                         500 PARK BOULEVARD, SUITE 1260
                             ITASCA, ILLINOIS 60143

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of WRP Corporation:

         Notice is hereby given that a special meeting of shareholders (the "Meeting" or the "Special Meeting") of WRP Corporation, a Maryland corporation, will be convened at the offices of Shefsky & Froelich Ltd., 444 North Michigan Avenue, Suite 2500, Chicago, Illinois on August 27, 2001 at 9:00 a.m. Central Time (the "Meeting Date"). Refreshments begin at 8:30 a.m. All holders of our Common Stock, par value $.01 per share (the "Common Stock"), and Series A Convertible Common Stock, par value $.01 per share (the "Series A Common Stock") (the "Shareholders") are entitled to attend the Meeting. We are soliciting proxies, pursuant to the attached Proxy Statement, for use at the Special Meeting on the Meeting Date. We expect that a quorum will be present on the Meeting Date and that the single proposal to be considered by the Shareholders will be:

         To amend our Articles of Incorporation to reflect a one share for two shares reverse stock split of our outstanding Common Stock and Series A Common Stock; provided, however, if the closing bid price of the Common Stock as of the close of business on the day immediately preceding the Meeting (the "Closing Price") is less than $0.55 per share, the reverse stock split shall be one share for that smallest whole number of shares as shall result in a fraction greater than one, where the numerator is the Closing Price and the denominator is a percentage equal to the amount of share reduction as a result of the reverse stock split.

         Only Shareholders of record at the close of business on July 25, 2001, are entitled to receive notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof (the "Eligible Holders"). A list of Eligible Holders will be available for inspection at our office for at least ten days prior to the Meeting.

         All Shareholders are cordially invited to attend the Special Meeting. Those who cannot attend are urged to sign, date and otherwise complete the enclosed proxy and return it promptly in the envelope provided. Any Shareholder giving a proxy has the right to revoke it at any time before it is voted.

                                             By order of the Board of Directors:








                                             Lew Kwong Ann
Itasca, Illinois                             Chairman
July 27, 2001

                                 PROXY STATEMENT
                                       FOR
                       SPECIAL MEETING OF SHAREHOLDERS OF
                                 WRP CORPORATION
                                 AUGUST 27, 2001

         This proxy statement (the "Proxy Statement") is furnished to all holders of record as of the close of business on July 25, 2001 of Common Stock, par value $.01 per share (the "Common Stock"), and Series A Convertible Common Stock, par value $.01 per share (the "Series A Common Stock") (the "Shareholders"), of WRP Corporation, a Maryland corporation, in connection with the solicitation of proxies by and on behalf of our Board of Directors (the "Directors" or the "Board") to be voted at a special meeting of Shareholders (the "Meeting" or the "Special Meeting"). The Special Meeting will be convened at the offices of Shefsky & Froelich Ltd., 444 North Michigan Avenue, Suite 2500, Chicago, Illinois on August 27, 2001 at 9:00 a.m. Central Time (the "Meeting Date"), or any adjournment or postponement thereof. This Proxy Statement, and the enclosed form of proxy are first being mailed or otherwise delivered to Shareholders on or about July 27, 2001. Shareholders who wish to attend the Meeting should contact us at (630) 285-9191 so that arrangements can be made.

         We expect that a quorum will be present on the Meeting Date and that the proposals to be considered by the Shareholders will be:

         To amend our Articles of Incorporation to reflect a one share for two shares reverse stock split of our outstanding Common Stock and Series A Common Stock; provided, however, if the closing bid price of the Common Stock as of the close of business on the day immediately preceding the Meeting (the "Closing Price") is less than $0.55 per share, the reverse stock split shall be one share for that smallest whole number of shares as shall result in a fraction greater than one, where the numerator is the Closing Price and the denominator is a percentage equal to the amount of share reduction as a result of the reverse stock split.

         THE PROXIES SOLICITED BY US PURSUANT TO THIS PROXY STATEMENT ARE SOLICITED FOR USE AT THE SPECIAL MEETING WHEN CONVENED ON THE MEETING DATE AND ANY SUBSEQUENT ADJOURNMENTS AND MAY NOT BE USED FOR ANY OTHER PURPOSE, INCLUDING THE DETERMINATION OF WHETHER A QUORUM IS PRESENT, PRIOR TO THE MEETING DATE. THEREFORE, IT IS ANTICIPATED THAT THE BUSINESS TO BE CONSIDERED AT THE MEETING, WITH RESPECT TO WHICH PROXIES ARE SOLICITED PURSUANT TO THIS PROXY STATEMENT, WILL BE ADDRESSED ON THE MEETING DATE.

         The shares of Common Stock and the Series A Common Stock (together, the "Shares") represented by properly executed proxies in the accompanying form received by the Board of Directors prior to the Meeting Date will be voted at the Meeting. The Shares not represented by properly executed proxies will not be voted. Where a Shareholder specifies a choice in a proxy with respect to any matter to be acted upon, the Shares represented by such proxy will be voted as specified. When a Shareholder does not specify a choice, in any otherwise properly executed proxy, with respect to the proposal referred to herein, the Shares represented by such proxy will be voted with respect to such proposal in accordance with the recommendations of the Board of Directors described herein. A Shareholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to our Assistant Secretary before the proxy is voted at the Meeting on the Meeting Date; (ii) executing and delivering a later-dated proxy; or (iii) attending the Meeting on the Meeting Date and voting his or her Shares in person.

         Approval of the proposal to amend our Articles of Incorporation to reflect a one share for two shares reverse stock split requires the affirmative vote of the holders of at least a majority of all outstanding shares of Common Stock and Series A Common Stock, with the holders of Common Stock and Series A Common Stock voting together as a single class. Shares represented at the Meeting as the result of proxies marked "abstain" will be counted for purposes of determining the existence of a quorum at the Meeting, but will not be voted. Shareholders have no cumulative voting rights. Shares held by brokers will not be considered entitled to vote on matters as to which the brokers have not received authority to vote from beneficial owners.

         It is not anticipated that matters other than those set forth in the Notice of Special Meeting, as described herein, will be brought before the Meeting for action. If any other matters properly come before the Meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the best judgment of the proxy holders.

RECORD DATE

         The close of business on July 25, 2001 has been fixed by our Board of Directors as the record date (the "Record Date") for the determination of Shareholders entitled to receive notice of, and to vote at, the Meeting. Each outstanding share of Common Stock and Series A Common Stock is entitled to one
(1) vote on all matters herein. On the Record Date, we had outstanding 5,435,892 shares of Common Stock and 1,252,538 shares of Series A Common Stock for a total of 6,688,430 shares. Only Shareholders of record as of the Record Date will be entitled to vote at the Meeting or any adjournment thereof. A quorum, consisting of the holders of at least a majority of all issued and outstanding Shares eligible to vote, must be present, in person or by proxy, at the Meeting for valid Shareholder action to be taken at the Meeting or any adjournment thereof.

EXPENSES OF SOLICITATION

         We will bear the expenses of this solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents which now accompany or may hereafter supplement it. We anticipate the total cost of the proxy solicitation to be $5,000. Solicitations will be made only by the use of the mails, except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, telegram, facsimile or personal calls. Our officers and regular employees will not be paid additional compensation for soliciting proxies. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our Common Stock and Series A Common Stock as of July 25, 2001 by: (i) each Director who beneficially owns Common Stock or Series A Common Stock; (ii) each Executive Officer; (iii) each person that we know to beneficially own in excess of five percent of the outstanding shares of our Common Stock and Series A Common Stock; and (iv) all Directors and Executive Officers, as a group. Except as otherwise indicated in the footnotes to the table, the Shareholders named below have sole voting and investment power with respect to the shares of Common Stock and Series A Common Stock beneficially owned by them.


                                                                                                       PERCENT OF
                                                                    AMOUNT AND NATURE OF              TOTAL VOTING
TITLE OF CLASS                 NAME OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP                 STOCK(3)
--------------                 ------------------------             --------------------              ------------
Series A Common Stock          WRP Asia Pacific Sdn. Bhd.(1)        1,252,538                             18.7%
Common Stock                   WRP Asia Pacific Sdn. Bhd.(1)        2,500,000                             37.4%
Common Stock                   Kwong Ann Lew                           30,000(2)                             *
Common Stock                   George Jeff Mennen                      10,000(2)                             *
Common Stock                   George Jeff Mennen                      10,000      20,000
                                                                      -------
Common Stock                   Robert J. Simmons                       10,000(2)                             *
Common Stock                   Robert J. Simmons                        5,000      15,000
                                                                     --------
Common Stock                   Don L. Arnwine                          10,000(2)                             *
Common Stock                   Don L. Arnwine                           3,000      13,000
                                                                     --------
Common Stock                   Richard Swanson                          7,000(2)                             *
Common Stock                   Richard Swanson                          1,000       8,000
                                                                     --------
Common Stock                   Total Executive Officers &             322,000(2)
                               Directors as a group (eight             35,500     357,500                  5.2%
                               persons)                              --------

--------------
*Represents less than 1%

(1) WRP Asia Pacific Sdn. Bhd. ("WRP Asia") is located at 28th Floor, Wisma Denmark, 86, Jalan Ampang, 50450, Kuala Lumpur, Malaysia.

(2) Represents shares to be issued upon exercisable options granted under our Omnibus Equity Compensation Plan.

(3) Percent of class is based on 6,688,430 shares of the combined number of shares of Series A Common Stock and Common Stock outstanding on July 25, 2001.

APPROVAL OF AN AMENDMENT TO THE CORPORATION'S ARTICLES OF INCORPORATION TO REFLECT A REVERSE SPLIT OF THE CORPORATION'S COMMON SHARES AND SERIES A COMMON SHARES.

         The Board of Directors of the Corporation has approved a proposal to effect a reverse stock split (the "Reverse Stock Split") of the Corporation's Common Stock and Series A Common Stock of one share for each two shares previously issued and outstanding (the "Reverse Stock Split Proposal"), subject to an increase in the amount of the Reverse Stock Split, if necessary, to result in an adjustment of the Closing Price of the Common Stock, as adjusted for the Reverse Stock Split, to exceed $1.00 per share (the "Further Split Adjustment"). Except as may result from the payment of cash for fractional shares as described below, each Shareholder will hold the same percentage of Common Stock and Series A Common Stock outstanding immediately following the Reverse Stock split as each Shareholder did immediately prior to the Reverse Stock Split. If approved by the Shareholders as provided herein, the Reverse Stock Split will be effected by an amendment to the Corporation's Articles of Incorporation in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment"), and will become effective upon the filing of the Reverse Stock Split Amendment with the State Department of Assessments and Taxation of Maryland (the "Effective Time"). The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

         At the Effective Time, each share of Common Stock and Series A Common Stock issued and outstanding will automatically be reclassified and converted into one half share of Common Stock or Series A Common Stock, subject to modification for a greater reduction in the event a Further Split Adjustment is necessary.

         Fractional shares of Common Stock or Series A Common Stock will not be issued as a result of the Reverse Stock Split. Shareholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Stock Split will, instead, receive from the Company a cash payment in U.S. dollars determined by multiplying such fraction by two times (or such greater multiplier as is applicable in the event of a Further Split Adjustment), the average closing price of the Common Shares on the NASDAQ Small Cap Market for the five trading days immediately preceding the effective date of the Amendment to the Corporation's Articles of Incorporation authorizing the Reverse Stock Split.

         The Company expects that, if the Reverse Stock Split Proposal is approved by the Shareholders at the Meeting, the Reverse Stock Split Amendment will be filed promptly.

REASONS FOR THE REVERSE STOCK SPLIT

         On February 2, 2001 the staff of the Nasdaq Stock Market, Inc. ("Nasdaq") notified us that our Common Stock was no longer in compliance with the $1.00 minimum bid per share requirement for continued listing on the Nasdaq SmallCap Market, as required under the Nasdaq Marketplace Rules. In accordance with the Nasdaq Marketplace Rules, Nasdaq provided us with an additional 90 days, or until May 2, 2001, to regain compliance. On May 2, 2001, our Common Stock was still trading below the $1.00 per share minimum bid price. At that time, Nasdaq informed us that our Common Stock would be delisted from the Nasdaq SmallCap Market unless we requested a hearing. On May 18, 2001, we requested such hearing. On June 14, 2001, Nasdaq conducted a hearing concerning the continued listing of our Common Stock on the Nasdaq SmallCap Market. At that hearing, we, along with our counsel, presented arguments to Nasdaq for the continued listing on the Nasdaq SmallCap Market of our Common Stock. Subsequent to this hearing, Nasdaq informed us that it would agree to the continued listing of our Common Stock on the Nasdaq SmallCap Market provided that we agreed to affect the Reverse Stock Split (if we did not otherwise gain compliance based upon market performance for our Common Stock), so that, after the effective date of the Reverse Stock Split, the bid price of our Common Stock was over $1.00 per share. Our Board of Directors carefully considered Nasdaq's proposal and determined that the Reverse Stock Split of our shares of Common Stock and Series A Common Stock was in the best interests of the Company and the Shareholders. The Board of Directors adopted a resolution to this effect and instructed management to have a special meeting of Shareholders in order to consider the Reverse Stock Split Proposal.

         For all the above reasons, we believe that the Reverse Stock Split is in our best interests. However, there can be no assurances that the Reverse Stock Split will have the desired consequences or that our Shareholders will continue to support the Reverse Stock Split Proposal at the Meeting. We anticipate that, following the consummation of the Reverse Stock Split, the Common Stock will trade at a price per share that is significantly higher than the current market price of the Common Stock. However, there can be no assurance that, following the Reverse Stock Split, the Common Stock will trade at two times the market price of the Common Stock prior to the Reverse Stock Split (or such greater multiple as would be applicable in the event of the Further Split Adjustment). The Series A Common Stock is held by one shareholder and, as a result, there is no trading market for the Series A Common Stock.

EFFECT OF THE REVERSE STOCK SPLIT PROPOSAL

         Subject to Shareholder approval, the Reverse Stock Split Proposal will be effected by filing the Reverse Stock Split Amendment to our Articles of Incorporation and will be effective immediately upon such filing. Although we expect to file the Reverse Stock Split Amendment with the State Department of Assessments and Taxation of Maryland promptly following approval of the Reverse Stock Split Proposal at the Meeting, the actual timing of such filing will be determined by our management based upon its evaluation as to when such action will be most advantageous to us and our Stockholders.

         Each Shareholder who, as a result of the Reverse Split will own a number of shares of Common Stock, plus a fractional Share of Common Stock will have such Shareholder's fractional shares of Common Stock converted into the right to receive cash as set forth below in "Exchange of Stock Certificates and Payment for Fractional Shares." Each Shareholder that owns two or more shares of Common Stock (or such greater number of shares of Common Stock as is necessary to result in at least one share of Common Stock in the event of a Further Split Adjustment) will continue to own shares of Common Stock and will continue to share in our assets and future growth as a Shareholder. Such interest will be represented by one half as many shares (or a lesser percentage in the event of a Further Split Adjustment) as such Shareholder owned before the Reverse Stock Split, subject to the adjustment for fractional shares in which case such Shareholder shall receive cash in lieu of such fractional share and possible further adjustment as noted above in the event of a Further Split Adjustment. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, (collectively, "Convertible Securities") and the per share exercise or conversion prices thereof, will be adjusted appropriately as of the Effective Date, so that the aggregate number of shares of Common Stock issuable in respect of Convertible Securities immediately following the Effective Date will be one half (or such other appropriate percentage in the event of a Further Split Adjustment) of the number issuable in respect thereof immediately prior to the Effective Date, and the aggregate exercise or conversion prices thereunder shall remain unchanged.

         The Reverse Stock Split will also result in some Shareholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

         We are authorized to issue 10,000,000 shares of Common Stock, of which 5,435,892 shares were issued and outstanding, and 1,252,538 shares of Series A Common Stock, all of which were issued and outstanding, at the close of business on the Record Date. The Reverse Stock Split will not effect the amount of our authorized shares of Common Stock or Series A Common Stock.

         As of July 25, 2001, we had approximately 350 record holders of shares of Common Stock and one record holder of Series A Common Stock, based on information received from the transfer agent and those brokerage firms that hold our securities in custodial or "street" name. These shares were beneficially owned by an aggregate of approximately 1,500 beneficial owners of Common Stock and one beneficial owner of Series A Common Stock. Based on estimated stock holdings as of July 25, 2001, we estimate that, after the Reverse Stock Split, we will continue to have approximately the same number of Shareholders. EXCEPT FOR THE RECEIPT OF CASH IN LIEU OF FRACTIONAL SHARES, THE REVERSE STOCK SPLIT WILL NOT AFFECT ANY SHAREHOLDER'S PROPORTIONATE EQUITY INTEREST IN US.

         The par value of shares of Common Stock and Series A Common Stock will be changed to $0.005 per share (assuming a one share for two shares reverse stock split) from $0.01 per share following the Reverse Stock Split, and the number of shares of Common Stock and Series A Common Stock are outstanding will be reduced. As a consequence, the aggregate par value of the outstanding shares of Common Stock and Series A Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding shares of Common Stock and Series A Common Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not affect our retained earnings deficit, and stockholders' equity will remain substantially unchanged.

         Effectuation of the Reverse Stock Split Proposal as of March 31, 2001 would not have had an effect on our $266,676 consolidated net loss for the nine month period then ended. However, net loss per share of $0.04 would have been proportionately increased. No adjustment has been made for the reduction in the number of shares of Common Stock resulting from the payment of cash for fractional shares. If the Reverse Stock Split Proposal is effected, the per share information included in our consolidated financial statements and other publicly available information would be restated following the Effective Date to reflect the Reverse Stock Split.

EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

         The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of Shareholders and without regard to the date certificates representing shares of Common Stock and Series A Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. If the number of share of Common Stock and Series A Common Stock to which a Shareholder is entitled as a result of the Reverse Stock Split would otherwise include a fraction, we will pay to the Shareholder, in lieu of issuing fractional shares of Common Stock, cash in an amount equal to the same fraction multiplied by two times the average closing price of the shares of Common Stock on the Nasdaq SmallCap Market for the five trading days immediately preceding the Effective Date (which will be adjusted proportionately in the event of a Further Split Adjustment).

         As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock and Series A Common Stock, to be used in connection with forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock and Series A Common Stock such Shareholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each Shareholder should surrender the certificates representing shares of Common Stock and Series A Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock that he holds as a result of the Reverse Stock Split and any cash payable in lieu of a fractional share. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

         After the Effective Date, each certificate representing shares of Common Stock and Series A Common Stock outstanding prior to the Effective Date (an "old certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Common Stock and Series A Common Stock and the right to receive from us the amount of cash for any fractional shares into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by us after the Effective Date until the old certificates have been surrendered. Such dividends and distributions, if any, will be accumulated and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion describes the material federal income tax consequences of the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, reports of congressional committees, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All Shareholders should consult with their own tax advisors.

         This discussion may not address certain federal income tax consequences that may be relevant to particular Shareholders in light of their personal circumstances or to certain types of Shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax- exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

         SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

         We should not recognize any gain or loss as a result of the Reverse Stock Split. No gain or loss should be recognized by a Shareholder who receives only shares of Common Stock or Series A Common Stock upon the Reverse Stock Split. A Shareholder who receives cash in lieu of a fractional shares of Common Stock that otherwise would be held as a capital asset generally should recognize capital gain or loss in an amount equal to the difference between the cash received and his basis in such fractional share of Common Stock. For this purpose, a Shareholder's basis in such fractional share of Common Stock will be determined as if the Shareholder actually received such fractional share. Except as provided with respect to fractional shares, the aggregate tax basis of the shares of Common Stock or Series a Common Stock held by a Shareholder following the Reverse Stock Split will equal the Shareholder's aggregate basis in the shares of Common Stock or Series A Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock or Series A Common Stock held following the Reverse Stock Split on a pro-rata basis.

POSSIBLE ABANDONMENT OR MODIFICATION OF REVERSE STOCK SPLIT PROPOSAL

         As set forth in Reasons for the Reverse Stock Split, the Board of Directors made the Reverse Stock Split Proposal in order for the Common Stock to trade at a price in excess of $1.00 per share on the Nasdaq SmallCap Market so that the Common Stock would be in compliance with Nasdaq Marketplace Rules. If, between the date when the Notice of Special Meeting was sent and the Meeting Date, the trading price of the Common Stock is in excess of $1.00 per share and the Board of Directors, in the exercise of its business judgment, believes that the Common Stock will continue to trade at a price in excess of $1.00 per share, the Board of Directors reserves the right to withdraw the Reverse Stock Split Proposal and cancel the Special Meeting.

              DESCRIPTION OF COMMON STOCK AND SERIES A COMMON STOCK

COMMON STOCK

         Each share of Common Stock is equal to each other share of Common Stock and is fully paid and non-assessable. The holders of Common Stock are entitled to share in any dividends, if, as and when declared by the Board of Directors, or any distribution upon liquidation or dissolution, ratably with the holders of Series A Common Stock, based upon the number of shares of Common Stock issuable upon conversion of each outstanding share of Series A Common Stock at the time of the declaration of such dividend, liquidation or dissolution.

         The holders of Common Stock shall be entitled to vote, as a separate class, for the election of all of our Class B Directors. At all times, the holders of Common Stock shall vote with the holders of shares of Series A Common Stock as a single class with respect to any other matters subject to a vote of shareholders. Each holder of record of Common Stock shall have one vote for each share of Common Stock outstanding in his name on the books of the Corporation.

SERIES A COMMON STOCK

         Each share of Series A Common Stock is equal to each other share of Series A Common Stock and is fully paid and non-assessable. The holders of Series A Common Stock are entitled to share in any dividends, if, as and when declared by the Board of Directors, or any distributions upon liquidation or dissolution, ratably with the holders of Common Stock, based upon the number of shares of Common Stock issuable upon conversion of each outstanding share of Series A Common Stock at the time of such dividend, liquidation or dissolution.

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

         The holders of Series A Common Stock are entitled to vote, as a separate class, for the election of all of the Class A Directors. At all times, the holders of Series A Common Stock are entitled to vote with the holders of shares of Common Stock as a single class with respect to any other matters subject to a vote of Shareholders. Each holder of Series A Common Stock has one vote for each share of Common Stock issuable upon conversion of each share of Series A Common Stock.

                             REQUESTS FOR DOCUMENTS

         Any requests for documents or other information should be directed to Alan Zeffer, Chief Financial Officer, at (630) 285-9191. We will forward such documents, via first class mail, upon receipt of a Shareholder's written request therefor.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, no business, other than the Reverse Stock Split Proposal, is to be acted upon at the Meeting. If other matters not known to the Board of Directors should, however, properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment. By signing and returning a signed proxy, Shareholders authorize the persons appointed by the signed proxy to vote on any other matter brought before the Meeting in accordance with their best judgment.

                                              WRP Corporation
                                              By Order of the Board of Directors








                                              Lew Kwong Ann
                                              Chairman

Itasca, Illinois
July 27, 2001

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

                   (ASSUMES A ONE SHARE FOR TWO SHARES SPLIT)

                              WRP CORPORATION, INC.
                              ARTICLES OF AMENDMENT

                            THIS IS TO CERTIFY THAT:

FIRST: The charter of WRP Corporation, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting the existing Section 1 of Article V in its entirety and adding a new Section 1 of Article V to read as follows:

                                      STOCK

SECTION 1. Authorized Shares. The total number of shares of stock which the Corporation has authorized to issue is Ten Million (10,000,000) shares of common stock, $0.005 par value ("Common Stock") and One Million Two Hundred Fifty-Two Thousand Five Hundred Thirty Eight (1,252,538) shares of Series A Convertible common stock, $0.005 par value ("Series A Common Stock).

SECOND: As to the shares of stock authorized by the Articles of Incorporation:

                  (i) Effective immediately upon the filing of this Amendment to the Articles of Incorporation in the office of the State Department of Assessments and Taxation, the outstanding shares of Common Stock shall be and hereby are combined and reclassified as follows: each share of Common Stock shall be reclassified as and converted into one-half share of Common Stock and each share of Series A Convertible Common Stock shall be reclassified and as converted into one-half share of Series A Convertible Common Stock; provided, however, that fractional shares of Common Stock and Series A Convertible Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fraction by two times the average closing price of the Common Stock on the Nasdaq SmallCap Market for the five trading days immediately preceding the effective date of this Amendment, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.

         Certificates representing shares combined and reclassified as provided in this Amendment are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification.

                  (ii) Immediately before this amendment to the Articles of Incorporation, the authorized shares of the Corporation consisted of Ten Million (10,000,000) shares of common stock, $0.01 par value; and One Million Two Hundred Fifty-Two Thousand Five Hundred Thirty- Eight (1,252,538) shares of Series A Convertible common stock, $0.01 par value; as amended, the Articles of Incorporation authorize the Corporation to issue Ten Million (10,000,000) shares of common stock, $0.005 par value, and One Million Two Hundred Fifty-Two Thousand Five Hundred Thirty Eight (1,252,538) shares of Series A Convertible common stock, $0.005 par value.

                  (iii) Immediately before the amendment to the Articles of Incorporation the aggregate par value of all shares of all classes was One Hundred Twelve Thousand Five Hundred Five and 38/100 Dollars ($112,505.38); as amended, the aggregate par value of all shares of all classes is Fifty Six Thousand Two Hundred Fifty Two and 69/100 dollars ($56,252.69).

                  (iv) The information required by subsection (b)(2)(i) of
         Section 2-606 of the Maryland General Corporation Law, as it relates to the Corporation's Common Stock, was not changed by this amendment.

         THIRD: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

         IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its president and attested to by its secretary on this _____ day of _______, 2001.


                                                           WRP CORPORATION, INC.


                                                           By:
                                                                     , President

WITNESS:

By:
                         ,

         THE UNDERSIGNED, President of WRP Corporation, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                   PROXY CARD
                                 WRP CORPORATION
                     COMMON STOCK AND SERIES A COMMON STOCK
           500 PARK BOULEVARD, SUITE 1260, ITASCA, ILLINOIS 60143-2639
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Lew Kwong Ann and Alan Zeffer and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of Common Stock or Series A Common Stock of WRP Corporation, a Maryland corporation, held of record by the undersigned, at the Special Meeting of Shareholders ("Meeting") to be held on August 27, 2001, or any adjournments or postponements thereof, as hereinafter specified on the matters more specifically described in our proxy statement and in their discretion on any other business that may properly come before the Meeting.

         1. Proposal to amend our Articles of Incorporation to reflect one share for two shares reverse stock split, with the number of shares to be issued in such split subject to adjustment by the board of directors in order for the Company's Common Stock to trade at a price of over $1.00 per share on the Nasdaq SmallCap Market.

                  [ ]      FOR         [ ]      AGAINST         [ ]      ABSTAIN

This proxy, when properly executed, will be voted in the manner designated herein by the undersigned shareholder. If no designation is made, the Proxy will be voted FOR the above Proposal.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

DATED:


         (Signature)


         (Signature if held jointly)

Please sign as name appears hereon. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, limited liability company or trust please sign in company name by authorized officer.

           THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 1



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